        THIS DIRECT LOAN AGREEMENT dated DECEMBER 29, 1996, by and between the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the "Authority"), a public body corporate and politic constituting and instrumentality of the State of New Jersey and RF POWER PRODUCTS, INC. a corporation organized and existing under the laws of the State of New Jersey (the "Borrower").

                              IT IS AGREED THAT:

        Section 1. THE LOAN.  The Authority agrees on the terms and conditions
                   --------
of this Direct Loan Agreement to make a loan (the "Loan") to the Borrower in the principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) to finance the purchase of equipment for the expansion of an existing manufacturer of radio frequency power delivery system (the "Project") located at 1007 Laurel Oak
Road, Voorhees, New Jersey (the "Project Facility").

        Section 2. THE NOTE.  The Loan shall be evidenced by a Promissory Note
                   --------
substantially in the form attached as Exhibit "A" (the "Note"). The Loan shall be repaid over a term of five (5) years in sixty (60) equal monthly installments as provided in the Note and shall bear interest on the unpaid principal balance from the date of the Note until payment in full of the entire principal amount, at a rate of five percent (5%) per annum. The Borrower may prepay the Note in whole at any time or in part of any payment date without penalty. Partial prepayments shall be applied to the last maturing payments due on the Note, shall be in one or more increments of the monthly amount due on principal, shall not extend or postpone the due date of any subsequent monthly installment or change the amounts of such installments unless the holder of the Note shall otherwise expressly agree in writing. There shall be due and owing by the Borrower a late charge of five percent (5%) of any monthly payment on any such payment which is seven (7) days or more past due.

        Section 3.  SECURITY.  As security for the Note, and for any other
                    --------
loans, advances, credits, indebtedness, obligations and liabilities of any kind of Borrower to the Authority, now or hereafter existing, whether absolute or contingent, due or to become due, direct or indirect, liquidated or unliquidated and however incurred or arising, the Borrower hereby grants to the Authority a security interest in all machinery and equipment purchased with the proceeds of the Loan (hereinafter the "Collateral") including but not limited to the following:

        (a) All machinery and equipment of every nature, kind and description wherever located purchased with the proceeds of the Loan whether affixed to realty or not including without limitation, any and all present and future accretions, additions, replacements, substitutions, improvements and accessories relating thereto or used in connection therewith and all proceeds thereof; and

     (b) all interest, proceeds and products of all of the above including without limitation, any insurance proceeds thereof.

     This Direct Loan Agreement shall be deemed a security agreement creating a security interest on behalf of the Authority in said Collateral.

     Section 4.  DISBURSEMENT OF THE LOAN.  The Loan shall be disbursed by the
                 ------------------------
Authority upon receipt of the following:

     (a) requisition of the form attached as Exhibit "B" signed by an authorized representative of the Borrower stating the name of the person, firm or corporation to whom payment is to be made and the amount to be paid;

     (b) all documents, searches, opinions, evidence of insurance and guarantees as required by the Authority commitment letter dated November 1, 1996 as amended attached as Exhibit "C."

     Notwithstanding anything herein to the contrary, Borrower understands and agrees the Authority shall be under no obligation to make any disbursement with respect to which a requisition has been submitted by Borrower if, at the time of said submission, Borrower is in default under Section 17 of this Direct Loan Agreement.

     Section 5.  INSURANCE.  The Borrower agrees to insure the Project Facility
                 ---------
and the Collateral with insurance companies licensed to do business in New Jersey in such a manner and against such loss, damage and liability to third parties as is customary with companies in the same or similar business. The Borrower shall at all times carry general liability insurance with companies licensed to do business in New Jersey in amounts approved by the Authority and naming the Authority as additional insured. With respect to the Collateral, the Borrower shall carry at all times with companies licensed to do business in New Jersey full extended coverage fire, theft and hazard insurance in an amount approved by the Authority. Such extended coverage shall name the Authority as loss payee, and shall contain a provision that such policy may not be canceled or materially altered except upon at least fifteen (15) days written notice to the Authority and shall not contain a provision for deductible amounts greater than $5,000. In the event of loss or damage to any portion of the Project Facility or the Collateral, the proceeds of any insurance shall be deposited with the Authority and applied as set forth in Section 6. At least ten (10) days prior to the expiration of any such policy the Borrower shall furnish evidence satisfactory to the Authority that such policy has been renewed or replaced or is no longer required by this Direct Loan Agreement.

        At all times during the term of this Direct Loan Agreement, the Borrower shall comply with the laws of New Jersey relating to Worker's Compensation Insurance.

        Section 6.  DAMAGE, DESTRUCTION AND CONDEMNATION.
                    ------------------------------------

        (a) If the Project Facility or the Collateral shall be damaged or either partially or totally destroyed or if title to or the temporary use of the whole or any part of the Project Facility shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the under this Direct Loan Agreement or under the Note.

        (b) In the event of any damage, destruction, taking or condemnation, the proceeds from any insurance or condemnation award shall be deposited with the Authority and applied to the payment of any amounts due on the Loan unless the Borrower and the Authority shall agree to apply the proceeds to the repair, reconstruction, replacement or relocation of the Collateral.

        Section 7.  FINANCIAL STATEMENTS.  The Borrower agrees to furnish to the
                    --------------------
Authority:

        (a) within 90 days of the end of each fiscal year, annual review financial statements for the Borrower prepared by an independent accountant acceptable to the Authority;

        (b) within 45 days of the end of each quarter, quarterly company prepared financial statements for the Borrower; and

        (c) deliver to he authority concurrently with the annual review financial statements, a certificate of the Borrower stating that:

        (i) all taxes, assessments and charges which have become due have been paid or specifying which have not been paid and stating why they remain so; and

        (ii) the Borrower has not failed to comply with any obligations under this Direct Loan Agreement or specifying any such failure and the reasons for such failure.

        Section 8.  REPRESENTATIONS AND WARRANTIES BY THE BORROWER.  Borrower
                    ----------------------------------------------
hereby makes the following representations and warranties and acknowledges and agrees that each and every one of the following representations and warranties shall survive closing and shall continue for as long as the Loan remains outstanding:

        (a) The Borrower has been duly organized and validly exists as a corporation under the laws of the State of New Jersey, has power to enter into this Direct Loan Agreement and the Note evidencing the debt obligation of the Borrower to the Authority hereunder and has authorized the taking of all action necessary to carry out and give effect to the transactions contemplated by this Direct Loan Agreement.

        (b) There is no action or proceeding pending or threatened against the Borrower before any court or administrative agency that might adversely affect the ability of the Borrower to perform its obligations under this Direct Loan Agreement and all authorizations, consents and approvals of governmental bodies or agencies, required in connection with the performance of the Borrower's obligations hereunder have been obtained and will be obtained whenever required hereunder or by law.

        (c) Neither the execution and delivery of this Direct Loan Agreement, the consummation of the transactions contemplated hereby, nor the fulfilment of or compliance with the terms and conditions of this Direct Loan Agreement is prevented, limited by, or conflicts with or results in a breach of, the terms, conditions, or provisions of any corporate restrictions or any evidence of indebtedness, agreement or instrument of whatever nature to which the Borrower is now a party or by which it is bound, or constitutes a default under any of the foregoing.

        (d) All tax returns and reports of the Borrower required by law to be filed have been duly filed and all taxes, assessments, fees and other governmental charges upon the Borrower or upon any of its respective properties, assets, income or franchises which are due and payable pursuant to such returns and reports, or pursuant to any assessment received by the Borrower have been paid other than those which may be presently payable without penalty or interest.

        (e) The Borrower has, or will have, title to all the Collateral whenever acquired or arising free and clear of all liens and claims, encumbrances, set-offs, defenses and counterclaims, and has not made and will not make any assignment, pledge, mortgage, hypothecation or transfer (other than sales or leases in the ordinary course of business) of any such Collateral or the proceeds thereof.

        (f) There has been no material adverse change in the aggregate assets or aggregate liabilities or in the condition, financial or otherwise, of the Borrower from that set forth in the financial statements delivered to the Authority by the Borrower in connection with this Direct Loan Agreement.

                (g) All statements, representations and warranties made by the Borrower in its application to the Authority, and any materials furnished in support of the request for Authority financial assistance and this Direct Loan Agreement are true. It is specifically understood by the Borrower that all such statements, representations and warranties shall be deemed to have relied upon the Authority as an inducement to make the Loan and that if any such statements, representations or warranties were materially false at the time they were made or are breached during the term hereof, the Authority may, in its sole discreation, consider any such misrepresentation or breach an event of default including without limitation, the Borrower's representation that it would not have been able to proceed with the Project without financial assistance from the Authority.
                (h) The chief executive office of the Borrower is located at 1007 Laurel Oak Road, Voorhees, New Jersey. None of the Borrower's books or records are maintained at any other location. The Borrower shall notify the Authority in writing of any change in the location of the Borrower's chief executive office.

                (i) Borrower represents to the Authority that it has at all times pertinent to this Direct Loan Agreement been represented by advisors of its own selection, including but not limited to attorneys-at-law and/or certified public accountants; that it has not relied upon any statement, representation, warranty, agreement or information provided by the Authority, its employees, agents or attorneys; that it acknowledges that it is informed by its advisors of its respective rights, duties, and obligations with respect to the Loan under all applicable laws, that is has no set-offs, defenses or counterclaims against the Authority with respect to the Loan, and that it is indebted to the Authority for the amounts stated in this Direct Loan Agreement.

                (j) Borrower further acknowledges and agrees that the Authority has made no statements, representations, warranties, agreements or provided information to it in order to induce the execution of this Direct Loan Agreement. Borrower further acknowledges and agrees that all agreements of the parties are set forth in this Direct Loan Agreement or in the financing documents executed by Borrower prior to or on even date hereof.

                (k) If during any time the Loan remains outstanding, the Borrower becomes aware of any facts, occurrences, information, statements, or events that render any of the foregoing representations or warranties herein made untrue or materially misleading or incomplete, Borrower shall immediately notify the Authority in writing of such facts, occurrences, information, statements or events.

     Section 9.  OPERATION AS AN AUTHORIZED PROJECT.  The Borrower agrees to
                 ----------------------------------
operate its business at the Project Facility as set forth in its application to the Authority and will operate the Project Facility as an authorized project under the New Jersey Economic Development Authority Act, P.L. 1974, c.80.

     Section 10.  TAXES AND OTHER GOVERNMENTAL CHARGES.  The Borrower shall pay
                  ------------------------------------
during the term of this Direct Loan Agreement as the same become due, all taxes, assessments and governmental charges which may be required by law or contract to be paid by the Borrower. The Borrower may in good faith contest such taxes and governmental charges and such taxes and charges may remain unpaid during the period of such contest provided the Collateral will not be subject to loss or forfeiture as a result.

     Section 11.  MAINTENANCE OF ASSETS AND EMPLOYMENT.
                  ------------------------------------

     (a) The Borrower shall during the term of this Direct Loan Agreement operate and maintain all assets of the Borrower in compliance with all governmental laws, ordinances, approvals, rules and regulations which are acceptable to and binding upon the Borrower.

     (b) The Borrower will not relocate all or any substantial part of its business operation from the Project Facility without the express prior written consent of the Authority.

     Section 12.  PRESERVATION OF COLLATERAL.
                  --------------------------

     (a) The Collateral will be kept and maintained at the Project Facility. The Borrower will not remove the Collateral from that location, except in the normal course of business without the express prior consent of the Authority.

     (b) The Borrower will join the Authority in executing, filing and doing whatever may be necessary under applicable law, to perfect and continue the Authority's security interest in the Collateral at Borrower's expense.

     (c) The Borrower agrees that it will at all times keep accurate and complete records with respect to the Collateral including, but not limited to, a record of all proceeds received therefrom or as a result of the sale thereof.

     Section 13.  EMPLOYMENT RECORDS.  Within 30 days after the close of each
                  ------------------
fiscal year, the Borrower shall furnish a written report to the Authority of the number and classification of employees at the Project Facility as of the end of the fiscal year.

     Section 14. ASSIGNMENT OF AGREEMENT, SALE OR LEASE OF PROJECT FACILITY. The
                 ----------------------------------------------------------
Borrower may not assign or transfer the whole or any part of this Direct Loan Agreement. The Borrower may not sell, lease, convey, assign, transfer or otherwise dispose of any use or possessory interest in the Project Facility without the express prior written consent of the Authority except that the Borrower may grant utility, access and other easements and rights-of-way which will not impair the Borrower's use of the Project Facility. The Authority reserves the right to deny approval of any proposed lease, sublease, assignment or transfer if the lessee, sublessee or assignee does not, in the judgment of the Authority, satisfy guidelines for eligibility for Authority financial assistance. No permitted subleasing or assignment shall relieve the Borrower from primary liability hereunder.

     Section 15. THE BORROWER TO MAINTAIN ITS EXISTENCE. During the term of this
                 --------------------------------------
Direct Loan Agreement the Borrower shall maintain its existence, shall continue as a corporation either organized under the laws of or duly qualified to do business as a corporation in the State of New Jersey, and without prior written consent of the Authority shall not dispose of all or substantially all of its assets and without prior written notice to the Authority shall not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it.

     Section 16. ADDITIONAL COVENANTS.
                 --------------------
     (a) The Borrower shall not, without written notice to the Authority:

     (i) issue any additional stock (except as issued pursuant to stock options);
    (ii) declare cash or stock dividends (except for Sub-Chapter S corporations);
   (iii) purchase its own stock for value; or
    (iv) transfer any excess funds of the Borrower, its affiliates or subsidiaries for investment in any other business venture. The term "business venture" does not include bank accounts or certificates of deposit.

     (b) The Borrower shall make no material or substantial changes in the present management or operating control of the Borrower without the express prior written consent of the Authority.

     (c) The Borrower shall not borrow any additional funds or grant any additional liens on the Collateral without the express prior written consent of the Authority.

     (d) The Borrower shall permit representatives of the Authority to examine all books and records of the Borrower and to inspect the Project Facility at reasonable times.

     (e) The Borrower agrees that the Authority shall have the right to have a representative present at all special and regular meetings of the Board of Directors. The Borrower shall notify the Authority of all such meetings in advance.

     (f) The Borrower represents and warrants that it would not have been able to proceed with the Project without financial assistance from the Authority.

     Section 17.  EVENT OF DEFAULT.  Any one or more of the following events
                  ----------------
shall constitute an event of default of the Borrower hereunder (an "Event of Default"):

     (a) if any representation or warranty made herein or in any report, certificate, financial statement or other instrument furnished in connection with this Direct Loan Agreement shall prove to be false or misleading in any material respect;

     (b) default in the payment of any installment of the principal or interest on the Note and such default shall continue unremedied for fifteen (15) days;

     (c) failure of the Borrower to observe and perform any other covenant, condition or agreement hereunder on its part to be performed (except obligation referred to in (a) above) and (i) continuance of such failure for a period of thirty (30) days after receipt by the Borrower of written notice by the Authority, specifying the nature of such failure and requesting that it be remedied; or (ii) if by reason of the nature of such failure the same cannot be remedied within the said 30 days, the Borrower fails to proceed with reasonable diligence after receipt of said notice to cure same;

     (d) the Borrower shall have applied for or consented to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets; admitted in writing the inability to pay its debts as they mature; made a general assignment for the benefit of creditors; been adjudged a bankrupt, or filed a petition or an answer seeking an arrangement with creditors or taken advantage of any insolvency law, or an answer admitting the material allegations of a petition in bankruptcy or insolvency proceeding; or an order, judgment or decree shall have been entered, without the application, approval or consent of the Borrower by any court of competent jurisdiction approving a receiver, trustee or liquidator of the Borrower or a substantial part of any of its assets and such order, judgment or decree shall continue unstayed and in effect for any period of forty-five (45) consecutive days; or file a voluntary petition in bankruptcy or fail to remove an involuntary petition in bankruptcy filed against it within 45 days of the filing thereof;

                (e) the default in the due observance or performance of any covenant, condition or agreement on the part of the borrower to be performed pursuant to the terms of the Mortgage, other than payment of principal and interest which shall be governed by (b) above, and such default shall continue unremedied for thirty (30) days after notice given by the Authority;

                (f) failure to observe any of the terms or conditions of the commitment letter of the Authority dated November 1, 1996 as amended which is incorporated herein.

                Section 18. REMEDIES OF THE AUTHORITY.
                            -------------------------

                (a) Whenever any Event of Default referred to in Section 17 hereof shall have occurred and be continuing, the Authority may take one or more of the following remedial steps:

                (i) declare the entire principal amount of the Note to be due and payable forthwith, whereupon the note shall become forthwith, due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding;

                (ii) take any action at law or in equity to collect the payments then due and thereafter to become due under the Note or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Direct Loan Agreement;

                (iii) take possession of the Borrower's interest in the Collateral without terminating this Direct Loan Agreement, and pursue remedies of a creditor under the Uniform Commercial Code and assign, sell or lease, or otherwise dispose of the Borrower's interest in the collateral for the account of the Borrower, and the Borrower shall then be liable for the difference between the loan payments and other amounts due under this Direct Loan Agreement and the Note and amounts received pursuant to such assignment or contract of sale or lease or other disposition of the borrower's interest in the Collateral and the amount of such difference shall then be immediately due and payable. The Borrower hereby agrees that in the event the Authority does take possession of the Collateral as provided herein, the obligation of the Borrower to pay such loan payments due or to become due under this Direct Loan Agreement and Note shall survive such repossession;

     (iv) without further notice or demand or legal process, enter upon any premises of the Borrower and take possession of the Collateral, all records and items relating to the Collateral and, at the Authority's request, the Borrower will assemble the Collateral and such records and deliver them to the Authority;

      (v) sell the Collatral but the Authority shall give the Borrower reasonable notice of the time and place of any public sale of such Collateral or of the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if notice of the sale or other intended disposition is (1) mailed (by certified mail, postage paid) to the Borrower at least ten (10) days prior to the time of such sale or disposition or (2) delivered to the Borrower at least five (5) days prior to the time of such sale or disposition. At such sale the Authority may sell the Collateral for cash or upon credit or otherwise, at such prices and upon such terms as it deems advisable and the Authority may bid or become purchaser at such sale, free of the right of redemption, which is hereby waived. The Authority may adjourn such sales at the time and place fixed therefor without further notice or advertisement and may sell such Collateral as an entirety or in separate lots as it deems advisable, but the Authority shall not be obligated to sell all or any part of such Collateral at the time and place fixed for such sale if it determines not to do so. Upon the institution of any such action hereunder by the Authority, the Authority shall be entitled to the appointment of a receiver for the Collateral without proof of the depreciation of the value of same.

     (b) If the Authority shall have proceeded to enforce its rights under this Direct Loan Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Authority, then the Borrower and the Authority shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower and the Authority shall continue as though no such proceedings had taken place.

     (c) Without limiting the generality of the foregoing, upon the happening of an Event of Default by the Borrower hereunder, all of the Borrower's right, title and interest in the Project Facility hereunder or in equity and the Borrower's rights to possession thereof may be terminated by an action for foreclosure or repossession in accordance with the statutes of the State of New Jersey.

     (d) Upon the institution of any such action by the Authority, the Authority shall be entitled to the appointment of a receiver for the Project Facility.

     (e) No remedy herein conferred or reserved to the Authority is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Direct Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority to exercise any remedy reserved to it in this Section, it shall not be necessary to give notice other than such notice as may be required in this Section.

     (f) In addition to the above remedies, if the Borrower commits a breach, or threatens to commit a breach of this Direct Loan Agreement, the Authority shall have the right and remedy, without posting bond or other security, to have the provisions of this Direct Loan Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Authority and that money damages will not provide an adequate remedy therefor.

     (g) In the event the Borrower should default under any of the provisions of this Direct Loan Agreement and the Authority shall require and employ attorneys or incur other expenses for the collection of payments due or to become due for the enforcement or performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower shall on demand therefor pay to the Authority, the reasonable fees of such attorneys and other expenses so incurred by the Authority.

     (h) The Authority shall not be required to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Borrower if an Event of Default shall occur hereunder.

     Section 19.  FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS.  The Borrower
                  ---------------------------------------------
shall execute, acknowledge and deliver such supplements and further instruments and perform such acts as the Authority may reasonably require for carrying out the intention of or facilitating the performance of this Direct Loan Agreement or the Note.

     Section 20.  RELEASE AND INDEMNIFICATION.  The Borrower covenants and
                  ---------------------------
agrees that neither the Authority, its members, agents, servants, officers or employees shall be liable for: (1) any loss, damage or injury to, or death of, any person occurring at or about or resulting from any defect in the Project Facility or the Collateral; (2) any damage or injury to the persons or property of the Borrower, or its officers, agents, servants or employees, or any other person who may be about the Project Facility, caused by any act of negligence of any person (other than the Authority or its members, officers, agents, servants or employees); or (3) any costs, expenses or damages incurred as a result of any lawsuit commenced because of action taken in good faith by the Authority in connection with the Project Facility or the Collateral. The Borrower shall indemnify, protect, defend and hold the Authority, that State of New Jersey their respective members, agents, servants, officers and employees (each an "Indemnified Party"), harmless from and against any and all such losses, damages, injuries, costs or expenses and (except for claims, demands, suits, actions or other proceedings brought against an Indemnified Party resulting from willful or wanton misconduct of such Indemnified Party) from and against any and all claims, demands, suits, actions or other proceedings whatsoever, brought by any person or entity whatsoever, (except the Borrower) and arising or purportedly arising from this Direct Loan Agreement, the Note or any transaction contemplated in any such documents, or from the construction, ownership and operation of the Project Facility or the Collateral.

     Section 21.  NOTICES.  Any notices required to be sent under this Direct
                  -------
Loan Agreement shall be sent to:

     (1)  The Authority at:  CN 990, Trenton, New Jersey 08625-0990, Attn:
          Managing Director - Finance

     (2)  The Borrower at:  1007 Laurel Oak Road, Voorhees, New Jersey 08043,
          Attn:  President

     Section 22.  MISCELLANEOUS.
                  -------------

     (a) This Direct Loan Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral among the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     (b) Modifications or waivers of any provisions of this Direct Loan Agreement or the Note must be in writing.

     (c) In the event any provision of this Direct Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision thereof.

     (d) This Direct Loan Agreement shall become effective upon its execution and delivery by the parties hereto, shall remain in full force from the date thereof, and subject to the provisions hereof, shall expire on such date as the Note and the interest thereon and all other expenses or sums to which the Authority is entitled, have been fully paid and retired.

     (e) In the event that any provision of this Direct Loan Agreement should be breached by any party and thereafter waived by any party, such waiver shall be limited to the particular breach so waived by any party and shall not be deemed to waive any other breach.

     (f) This Direct Loan Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Authority and the Borrower.

     (g) This Direct Loan Agreement shall be construed and enforced under the laws of the State of New Jersey.

     (h) The rights and remedies of the Borrower under this Agreement shall be subject to the New Jersey Contractual Liability Act, N.J.S.A. 59:13-1 et seq.,
                                                     --------
the provisions of which are hereby incorporated herein by reference in their entirety.

     IN WITNESS WHEREOF, the Authority and the Borrower have caused this Direct Loan Agreement to be executed in their respective names and by their duly authorized officers, as of the date first above written.


ATTEST:                                         NEW JERSEY ECONOMIC DEVELOPMENT
                                                AUTHORITY



By: /s/ Teri Dunlop                             By: /s/ Adam Mukerji
   ---------------------------------               -----------------------------
     Teri Dunlop                                     Adam Mukerji
     Director-Lending Services                       Director-Commercial Lending


ATTEST:                                         RF POWER PRODUCTS, INC.



By: /s/ Christopher A. Ben                      By: /s/ Domenic N. Golato
   ---------------------------------               -----------------------------
     Christopher A. Ben                              Domenic N. Golato
     Secretary                                       Chief Financial Officer

                                                                     EXHIBIT "A"

                            RF POWER PRODUCTS, INC.

                          DIRECT LOAN PROMISSORY NOTE

$500,000                                                               $500,000

     RF POWER PRODUCTS, INC. (the "Borrower") a corporation organized and existing under the laws of the State of New Jersey acknowledges itself indebted and for value received hereby promises to pay to the order of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the "Authority") and its successors and assigns, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000), together with interest on the unpaid principal balance thereof from the date hereof until the Borrower's obligations with respect to the payment of such sum shall be discharged at the rate of five percent (5%) per annum. Interest charges shall be computed hereunder on the basis of a 360 day year, counting the actual number of days elapsed.

     This Note is issued to evidence the obligation of the Borrower under and pursuant to, and shall be governed by and construed in accordance with the terms and conditions of the Direct Loan Agreement (the "Agreement") between the Authority and the Borrower dated as of December 20, 1996 for the repayment of the loan made by the Authority to the Borrower thereunder and payment of interest thereon. Terms referred to herein have the same meaning as defined in the Agreement. This Note is secured by specific machinery and equipment of the Borrower.

     This Note is payable in sixty (60) equal monthly installments of principal and interest in the sum of $9,450.95 commencing on February 1, 1997 and on the first day of each succeeding month and terminating if not sooner paid, as herein provided on January 1, 2002. Such installments shall be applied first to payment of interest then due on the unpaid principal amount and the remaining balance of each such installment to be applied to the payment and reduction of the unpaid principal amount of this Note. There shall additionally be due and payable on February 1, 1997 a sum equal to the interest at the rate hereinabove stated then due on the total principal amount of this Note. The amount payable as the final installment may be such greater or lesser amount as shall be equal to the actual principal amount of this Note remaining unpaid together with interest thereon then due and unpaid.

     Payments hereon are to be made in lawful money of the United States of America to the New Jersey Economic Development Authority (P9173), Title IX Grant, P.O. Box 8500 S-41210, Philadelphia, PA 19178, or such other place as the Authority may designate, on each due date provided above, in an amount which will equal the amount payable as interest and principal on this Note.

     The Borrower agrees to make the payments on this Note on the dates and in the amounts specified herein and in the Agreement and in addition agrees to make such other payments as are required pursuant to the Agreement. A late charge of five percent (5%) of the monthly payment shall be due and payable on any monthly payment past due seven (7) days or more. In the event of default in the Agreement, the principal of and interest on this Note may be declared immediately due and payable as provided in the Agreement. This Note may be canceled, amended or supplemented as provided in the Agreement.

     The Borrower may prepay this Note in whole at any time or in part on any payment date without penalty. Partial prepayments shall be applied to the last maturing payments due on this Note, shall be in one or more increments of the monthly amount due, shall not extend or postpone the due date of any subsequent monthly installment or change the amounts of such installments. In any such case, the final payment on this Note shall be a sum sufficient, together with other funds deposited with the Authority and available for such purpose, to redeem all of this Note then outstanding at the principal amount thereof plus accrued interest to the date of payment and to pay all reasonable and necessary fees and expenses of the Authority accrued and to accrue through final payment for this Note. At the acceleration, termination or expiration of the term of this Note and following full payment of this Note and all other fees and charges in accordance with the provisions of the Agreement, the Authority shall deliver to the Borrower any documents and take such actions as may be necessary to effectuate the cancellation of this Note and evidence the termination of the Agreement.

     Premium upon sale of machinery and equipment purchased with the proceeds of the Loan: a percentage of the net profit from the sale of the Borrower's machinery and equipment purchased with the proceeds of the Loan shall be paid to the Authority at the time of closing of said sale in the event same occurs during the term of this Note. Such sale is subject to the prior written consent of the Authority and is subject to the following conditions. The percentage of the net profit of the sale paid to the Authority shall:

     (i) equal 35% if the sale occurs within one year from the date of this Note; and

    (ii)  decrease by 5% each year for the subsequent 5 years of this Note.

Net Profit is defined as the total sales price minus debt, depreciated value and taxes payable upon the sale.

     IN WITNESS WHEREOF, RF POWER PRODUCTS, INC. has caused this Note to be executed in its name and on its behalf by its authorized officers by their manual signatures as of this 20TH day of DECEMBER, 1996.

ATTEST:                                RF POWER PRODUCTS, INC.


By:                                    By:
   ----------------------------------     ---------------------------------
     Christopher A. Ben                     Domenic N. Golato
     Secretary                              Chief Financial Officer

********** Amortization Schedule **********

Schedule for New Loan
Loan Type A: Straight Term, Rate: 5.00

Terms 60 Months            Closing Date: 12/18/96, Amortized over: 60 mos

Outstanding Principal:   500,000.00     1st Payment Interest Adjustment:  972.22
Standard Payment:          9,450.95

                      Starting                      Interest    Principal    Ending
Payment   Payment     Principal      Monthly        Payment     Payment      Principal
Number    Date        Balance        Payment        Due         Due          Balance
      1.  02/01/97   500,000.00     10,423.17       3,125.00     7,298.17   492,701.83
      2.  03/01/97   492,701.83      9,450.95       1,916.06     7,534.89   485,166.94
      3.  04/01/97   485,166.94      9,450.95       2,088.91     7,362.04   477,804.90
      4.  05/01/97   477,804.90      9,450.95       1,990.85     7,460.10   470,344.80
      5.  06/01/97   470,344.80      9,450.95       2,025.10     7,425.85   462,918.95
      6.  07/01/97   462,918.95      9,450.95       1,928.83     7,522.12   455,396.83
      7.  08/01/97   455,396.83      9,450.95       1,960.74     7,490.21   447,906.62
      8.  09/01/97   447,906.62      9,450.95       1,928.49     7,522.46   440,384.16
      9.  10/01/97   440,384.16      9,450.95       1,834.93     7,616.02   432,768.14
     10.  11/01/97   432,768.14      9,450.95       1,863.31     7,587.64   425,180.50
     11.  12/01/97   425,180.50      9,450.95       1,771.59     7,679.36   417,501.14
     12.  01/01/98   417,501.14      9,450.95       1,797.57     7,653.38   409,847.76
     13.  02/01/98   409,847.76      9,450.95       1,764.62     7,686.33   402,161.43
     14.  03/01/98   402,161.43      9,450.95       1,563.96     7,886.99   394,274.44
     15.  04/01/98   394,274.44      9,450.95       1,697.57     7,753.38   386,521.06
     16.  05/01/98   386,521.06      9,450.95       1,610.50     7,840.45   378,680.61
     17.  06/01/98   378,680.61      9,450.95       1,630.43     7,820.52   370,860.09
     18.  07/01/98   370,860.09      9,450.95       1,545.25     7,905.70   362,954.39
     19.  08/01/98   362,954.39      9,450.95       1,562.72     7,888.23   355,066.16
     20.  09/01/98   355,066.16      9,450.95       1,528.76     7,922.19   347,143.97
     21.  10/01/98   347,143.97      9,450.95       1,446.43     8,004.52   339,139.45
     22.  11/01/98   339,139.45      9,450.95       1,460.18     7,990.77   331,148.68
     23.  12/01/98   331,148.68      9,450.95       1,379.79     8,071.16   323,077.52
     24.  01/01/99   323,077.52      9,450.95       1,391.03     8,059.92   315,017.60
     25.  02/01/99   315,017.60      9,450.95       1,356.33     8,094.62   306,922.98
     26.  03/01/99   306,922.98      9,450.95       1,193.59     8,257.36   298,665.62
     27.  04/01/99   298,665.62      9,450.95       1,285.92     8,165.03   290,500.59
     28.  05/01/99   290,500.59      9,450.95       1,210.42     8,240.53   282,260.06
     29.  06/01/99   282,260.06      9,450.95       1,215.29     8,235.66   274,024.40
     30.  07/01/99   274,024.40      9,450.95       1,141.77     8,309.18   265,715.22
     31.  08/01/99   265,715.22      9,450.95       1,144.05     8,306.90   257,408.32
     32.  09/01/99   257,408.32      9,450.95       1,108.29     8,342.66   249,065.66
     33.  10/01/99   249,065.66      9,450.95       1,037.77     8,413.18   240,652.48
     34.  11/01/99   240,652.48      9,450.95       1,036.14     8,414.81   232,237.67
     35.  12/01/99   232,237.67      9,450.95         967.66     8,483.29   223,754.38
     36.  01/01/00   223,754.38      9,450.95         963.39     8,487.56   215,266.82
     37.  02/01/00   215,266.82      9,450.95         926.84     8,524.11   206,742.71
     38.  03/01/00   206,742.71      9,450.95         832.71     8,618.24   198,124.47
     39.  04/01/00   198,124.47      9,450.95         853.04     8,597.91   189,526.56
     40.  05/01/00   189,526.56      9,450.95         789.69     8,661.26   180,865.30
     41.  06/01/00   180,865.30      9,450.95         778.73     8,672.22   172,193.08
     42.  07/01/00   172,193.08      9,450.95         717.47     8,733.48   163,459.60
     43.  08/01/00   163,459.60      9,450.95         703.78     8,747.17   154,712.43
     44.  09/01/00   154,712.43      9,450.95         666.12     8,784.83   145,927.60
     45.  10/01/00   145,927.60      9,450.95         608.03     8,842.92   137,084.68
     46.  11/01/00   137,084.68      9,450.95         590.23     8,860.72   128,223.96
     47.  12/01/00   128,223.96      9,450.95         534.27     8,916.68   119,307.28
     48.  01/01/01   119,307.28      9,450.95         513.68     8,937.27   110,370.01
     49.  02/01/01   110,370.01      9,450.95         475.20     8,975.75   101,394.26
     50.  03/01/01   101,394.26      9,450.95         394.31     9,056.64    92,337.62
     51.  04/01/01    92,337.62      9,450.95         397.56     9,053.39    83,284.23
     52.  05/01/01    83,284.23      9,450.95         347.02     9,103.93    74,180.30
     53.  06/01/01    74,180.30      9,450.95         319.39     9,131.56    65,048.74
     54.  07/01/01    65,048.74      9,450.95         271.04     9,179.91    55,868.83
     55.  08/01/01    55,868.83      9,450.95         240.55     9,210.40    46,658.43
     56.  09/01/01    46,658.43      9,450.95         200.89     9,250.06    37,408.37
     57.  10/01/01    37,408.37      9,450.95         155.87     9,295.08    28,113.29
     58.  11/01/01    28,113.29      9,450.95         121.04     9,329.91    18,783.38

59. 12/01/01    18,783.38     9,450.95       78.26      9,372.69     9,410.69
60. 01/01/02     9,410.69     9,451.21       40.52      9,410.69         0.00

     Totals:                 68,029.48  500,000.00

Adjustment made to Final Principal Payment:  +0.26

                                                                     EXHIBIT "B"


                                  REQUISITION
                                  -----------

     The Undersigned, on behalf of RF POWER PRODUCTS, INC., hereby requisitions the following from the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY:

     1. Check number ____________ dated December _____________, 1996 made payable to RF Power Products, Inc. and Laurel Oak Road, LLC in the amount of $250,000.00.

     2. Check number ____________ dated December _____________, 1996 made payable to RF Power Products, Inc. and Atlantic Electric in the amount of $33,050.70.





                                       RF POWER PRODUCTS, INC.




                                       By:
                                          -----------------------------------
                                            Domenic N. Golato
                                            Chief Financial Officer



DATED: DECEMBER 20, 1996

                                                                     EXHIBIT "C"

                           [LETTERHEAD APPEARS HERE]




                                                November 1, 1996



VIA FEDERAL EXPRESS
-------------------
Joseph Stack, Chairman
R.F. Power Products, Inc.
502 Gibbsboro Marlton Road
Voorhees, New Jersey 08053



                                                RE:  R.F. Power Products, Inc.
                                                     P9173
                                                     --------------------------


Dear Mr. Stack:

I am pleased to inform you that at a meeting on October 8, 1996, the members of the Authority approved the application of R.F. Power Products, Inc. for a $500,000 Authority direct loan for the purchase of equipment for the expansion of an existing manufacturer of radio frequency power delivery systems (the "Project") as stated in your application dated August 7, 1996.

The Authority, unless stated otherwise in this commitment letter, has approved the direct loan upon the terms and conditions set forth in this commitment letter and the General Terms and Conditions of Lending attached and incorporated herein. No act or omission by or on behalf of the Authority shall be deemed as a waiver to any of the terms and conditions contained in this letter. Such a waiver may be made only by an instrument in writing duly executed by an authorized representative of the Authority.



            Mailing Address: CN 990, Trenton, New Jersey 08625-0990 Delivery Address: 200 South Warren Street, 6th Floor, Trenton, NJ 08625
                            Telephone (609)292-1800

NAME OF BORROWER:                      R. F. Power Products, Inc.

PROJECT LOCATION:                      1007 Laurel Oak Road
                                       Voorhees, New Jersey

LOAN:                                  $500,000 from NJEDA for a term of five
                                       (5) years at a rate of interest of 5% per annum or the Federal Discount Rate at the date of closing, whichever is greater.

AMORTIZATION:                          Principal payments in an amount to fully
                                       amortize $500,000 over 5 years plus
                                       interest payable monthly for sixty (60)
                                       months.

PREPAYMENT PENALTY:                    None

PREMIUM UPON SALE:                     A percentage of the net profit from the
                                       sale of the Borrower's machinery and
                                       equipment purchased with the proceeds of the Loan shall be paid to the Authority at the time of closing of said sale in the event such sale occurs during the term of this Loan. Such sale is subject to the prior written consent of the Authority and is subject to the following condition. The percentage of the net profit of the sale paid to the Authority shall:
                                       (i)  equal 35% if the sale occurs within
                                       one year form the date of closing;
                                       (ii) decrease by 5% each year for the
                                       subsequent 5 years of the Loan.
                                       Net Profit is defined as the total sales price minus debt, depreciated value and taxes payable upon the sale.

SECURITY:                              A first lien on all machinery and
                                       equipment purchased with the proceeds of this financing; all interest, proceeds and products of all of the above including without limitation, any insurance proceeds thereof.

FINANCIAL STATEMENTS:                  Annual review financial statements
                                       submitted to the Authority within 90 days of the end of each fiscal year for R. F.
                                       Power Products, Inc.

                                            Quarterly company prepared financial
                                            statements submitted to the
                                            Authority within 45 days of the end
                                            of each quarter for R.F. Power
                                            Products, Inc.

DISBURSEMENTS:                              The Loan proceeds will be disbursed
                                            in accordance with the following
                                            requirements: (1) receipt of a
                                            statement or invoice together with a
                                            requisition signed by the Borrower
                                            stating (a) the name and address of
                                            the person or firm to be paid; and
                                            (b) the amount to be paid; or if the
                                            Borrower has already paid the
                                            invoice, proof of payment; and (2)
                                            compliance with the terms of this
                                            commitment letter.

CONDITIONS:
----------

1. The Authority shall receive evidence prior to closing that the Borrower has contributed not less than $510,000 to the Project as equity.

2. The Authority shall receive at least 10 days prior to closing current financial statements for the Borrower not more than ninety (90) days old at the time of closing.

3. The Borrower shall obtain a landlord's waiver from the owner of the Laurel Oak Road property recognizing the Authority's lien on all machinery and equipment by the Borrower. A copy of the executed lease is required.


The interests of the Borrower and the Authority are or may be different and may conflict. The Authority's attorney represents only the Authority and does not represent the Borrower in the Loan transaction. The Borrower, therefore, is advised to employ an attorney licensed to practice in the State of New Jersey, of the Borrower's own choice, to represent the Borrower's interest in the Loan transaction.

The credit of the Borrower and all other features of the transaction shall be as represented to the Authority without material adverse change. The Borrower shall not be involved in any bankruptcy, reorganization or insolvency proceeding.

The Authority will require evidence satisfactory to it and its counsel that assets pledged to it as security for this financing are free and clear of any and all security interest, except as set forth herein. The Authority reserves the right to pre-file financing statements prior to closing.

Counsel to the Authority must be satisfied with respect to the legality, validity, binding effect, and enforceability of all instruments, agreements, and documents used to effect and consummate the transactions contemplated herein.

By your acceptance of this commitment letter, you acknowledge this letter is issued at a time when the Authority has not undertaken a full business, credit, and legal analysis of the Borrower and/or the transaction(s) contemplated by this commitment. As a result of further investigation and analysis by the Authority and its counsel, information of which we are not presently aware may be revealed and/or certain other impediments to closing may come to our attention. Our mutual efforts will be directed toward the closing of this financing. The Authority may require the financing to be restructured or otherwise modified. As lender, the Authority is the sole judge of what is an impediment and whether the impediment is so serious as to preclude closing.

Each unsatisfied covenant, term and condition of this commitment which is not expressly waived in writing by the Authority shall survive any closing hereunder. In case of any conflict between any unwaived and unsatisfied covenant, term or condition of this commitment and the provisions of the loan documents delivered at or pursuant to any closing regarding this financing, the unwaived and/or unsatisfied covenant, term or condition of this commitment shall control.

This commitment is subject to acceptance by the Borrower of the terms and conditions contained herein and in the General Terms and Conditions of Lending. This commitment letter must be signed and returned to the undersigned together with a check in the amount of $2,500 made payable to the NJEDA for the non-refundable direct loan commitment fee. In addition, $2,500 is payable to the NJEDA at closing for direct loan closing costs.

This commitment shall terminate and the Authority shall have no further obligation or liability hereunder if this letter is not signed and returned together with the applicable fees on or before December 31, 1996 ("Acceptance Date"). An extension fee of $750 is required to extend the Acceptance Date an additional 15 days.

In the event this financing is not closed on or before March 31, 1997 ("Closing Date"), the Authority's obligation to provide financing hereunder shall terminate and the Borrower will be required to submit a new application.

Please contact Steven K. Szmutko at (609) 292-0181 if you have any questions regarding this matter.

P9173        -$2,500                                       RECEIVED
                                                          NOV 19 1996
                                                      COMMERCIAL LENDING
We are pleased to be of service to your financing needs.

                                                Sincerely,


                                                /s/ Adam Mulkerji
                                                ------------------
                                                Adam Mulkerji
                                                Director-Commercial Lending

td/mw

ACCEPTED AND AGREED THIS 18th DAY
                         ----
OF November         , 1996 BY:
  ------------------

BORROWER:

R.F. POWER PRODUCTS, INC.


By:  /s/ Joseph Stack
   ----------------------
      Joseph Stack
      Chairman

                                  DIRECT LOAN

                    GENERAL TERMS AND CONDITIONS OF LENDING
                    ---------------------------------------

        1. Any liens on real property required by this commitment letter shall be liens on the fee simple absolute title to the land and all improvements, free of any prior mechanic's or materialmen's liens or special assessments. Any title exceptions are subject to approval by the Authority.
        2. Title insurance, when required, shall be evidenced by a paid policy with an insurance company or companies acceptable to the Authority and qualified to do business in New Jersey.
        3. Appraisals, when required, shall be made by an independent appraiser acceptable to the Authority. The appraisal fee shall be payable by the Borrower.
        4. Fire and hazard insurance, including theft, vandalism and malicious mischief, shall equal 100% of the insurable value of all real estate, machinery, equipment, furniture, fixtures and inventory securing the loan and shall be secured from such companies approved by the Authority. Insurance covering real property shall include a standard mortgagee endorsement in favor of the "New Jersey Economic Development Authority." Insurance for contents shall include the "New Jersey Economic Development Authority" as loss payee in a standard lender's loss payable clause. General liability insurance shall be in amounts of $500,000 per individual, $1,000,000 per occurrence. All insurance policies required shall be secured from companies qualified to do business in New Jersey. Flood insurance covering both building and contents or proof that the real estate is not in a flood hazard area is required.
        5. Financial statements shall be prepared by an independent certified public accountant acceptable to the Authority. Unaudited financial statements shall be duly certified by the chief financial officer of the company. Annual financial statements shall be submitted to the Authority within 90 days of the end of the Borrower's fiscal year. Quarterly statements shall be submitted within 45 days of the end of each quarter. Semi-annual statements shall be submitted within 45 days of the end of each semi-annual period. Financial statements of the Guarantors shall be submitted within 90 days of the end of each fiscal year or as provided in the commitment letter.
        6.  During the term of the Loan the Borrower and any Guarantor:
            a. Shall make no material changes in their present management or operating control without the consent of the Authority.
            b. Shall not merge or consolidate with or acquire any other business, corporation or partnership without written notice to the Authority.
            c. Shall not engage in any additional financing or grant any liens or security interest to any other lender regarding the collateral securing this Loan.
            d. Shall not sell, assign, lease, sublease, transfer or encumber its interest in any machinery or equipment financed with the proceeds of the Loan.
            e. Shall permit representatives of the Authority to examine all books and records of the Borrower and to inspect the Borrower's facilities.
            f. If Borrower or Guarantor is a corporation, the Borrower or the Guarantor shall agree that the Authority shall have the right to have a representative present at all special and regular meetings of its Board of Directors. The Borrower or the Guarantor shall notify the Executive Director of the Authority of such meetings in advance. In addition, each shall obtain the necessary authority of their respective boards of directors and shareholders to enter into the agreements evidenced or specified herein, and will each obtain such further authorization of their respective boards of directors and shareholders as may be necessary or appropriate to the financing arrangements set forth herein.
            g. Shall not transfer excess cash flow; declare cash or stock dividends (except Sub-Chapter S Corporations); issue any additional stock (except as issued pursuant to stock options); or purchase its own stock for value without written notice to the Authority.

General Terms and Conditions of Lending
Page 2

           h. Shall pay all taxes, assessments and governmental charges lawfully assessed or levied against its properties and assets. The Borrower or Guarantor shall also pay all utility, water, sewer or other charges incurred in the occupancy, use or operation regarding its business operation.
     7. The Borrower shall submit such searches, title reports, and certificates evidencing Borrower's title to its real and personal property serving as collateral for the loan in a form satisfactory to counsel for the Authority.
     8. The Borrower shall duly execute and deliver to such instruments, documents, certificates, opinions, assurances, and do such other acts and things as the Authority may reasonably require to effect the purpose of the transaction described herein. All proceedings, agreements, instruments, documents, and other matters relating to the application for the loan and all other transactions contemplated herein shall be satisfactory to counsel for the Authority.
     9. The Authority requires a current legal opinion by Borrower's legal counsel to the effect that all documents are valid and binding on the Borrower or Guarantor, that the Borrower or Guarantor have valid title to all machinery and equipment purchased with the proceeds of the Loan and that to the best of the attorney's knowledge there is no litigation pending which would adversely affect the Borrower's or Guarantor's financial condition.
     10. Any consent of the Authority required to be given hereunder must be expressly stated in writing by an authorized officer of the Authority.
     11. The Borrower shall operate the Project as an authorized project for purposes of the New Jersey Economic Development Authority Act and substantially as set forth in its application to the Authority. The Borrower will not relocate all or any substantial part of its business operation from its present location without the consent of the Authority.
     12. Within 30 days after the end of each fiscal year, the Borrower shall furnish to the Authority a report showing the number and classification of employees employed at the Project Facility as of the end of the fiscal year. The Borrower shall agree to maintain or increase the number of employees employed by the Borrower as set forth in its application to the Authority.
     13. The Borrower shall agree to indemnify and save harmless, the Authority, their officers, members, employees, agents and servants from any losses, damages, claims or liability arising from the making of the loan or the acquisition, operation or ownership of the Project Facility or the Project.

                                ACKNOWLEDGEMENT


STATE OF NEW JERSEY  :

                     :

COUNTY OF MERCER     :


        BE IT REMEMBERED, that on the 18th day of December, 1996, before me, the
                                     -----
subscriber, a Notary Public of the State of New Jersey, personally appeared ADAM MUKERJI, who, being by me duly sworn on his oath, deposes and makes proof to my satisfaction, that he is the DIRECTOR - COMMERCIAL LENDING of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, the Authority named in the within Instrument; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Members of said Authority; and said Instrument was signed and delivered by said Director as and for the voluntary act and deed of said Authority.



                                        /s/ Yvonne J. Sprouls
                                        ----------------------------
                                        YVONNE J. SPROULS
                                        Notary Public of New Jersey
                                        My Commission Expires July 27, 1999

                                ACKNOWLEDGMENT




STATE OF NEW JERSEY :
                    :
COUNTY OF           :



     BE IT REMEMBERED, that on this 20th day of December, 1996, before me, a Notary Public of the State of New Jersey, personally appeared, DOMENIC N. GOLATO, to me known, who, being by me duly sworn, did depose and say that he is the CHIEF FINANCIAL OFFICER of RF POWER PRODUCTS, INC., the corporation named in the within Instrument; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of Directors of said corporation; and said Instrument was signed and delivered by said Chief Financial Officer as and for the voluntary act and deed of said corporation.




                                           /s/ Teri Dunlop
                                         ---------------------------


                                                 Teri Dunlop
                                         Notary Public of New Jersey
                                   My Commission Expires November 4, 2001